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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
August 19, 2004

RELAY MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-59872	88-0488851
(Commission File No.)	(IRS Employer ID)

1040 West Georgia Street
Suite 1160
Vancouver, British Columbia
Canada V6E 4H1
(Address of principal executive offices, including zip code.)

(604) 605-0885
(Registrant's telephone number, including area code)

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ITEM 5. Other Events and Regulation FD Disclosure

On August 12, 2004, Relay Mines Limited ("Relay") entered into an Agreement and Plan of Merger (the "Agreement") with TSI Medical Corp., a Nevada corporation ("TSI"); TSI Med Acquisition Corp., a wholly owned subsidiary corporation of Relay ("Relay Sub"); Carlo Civelli ("Civelli"); and Bruno Mosimann ("Mossimann") wherein it was agreed that TSI will be merged into Relay Sub with Relay Sub continuing as the surviving corporation and the separate existence of TSI ceasing. The merger will allow Relay to participate in the development of a unique medical technology for control of therapeutic radiation doses being developed by TSI under an agreement with Exelar Corporation.

In connection therewith, Civelli and Mosimann will return 60,000,000 Relay shares of common stock owned by them to the Relay treasury and the shares will be cancelled.

After the merger is completed, assuming Civelli and Mosimann return their 60,000,000 shares of common stock to Relay, there will be 22,859,875 shares of Relay's common stock outstanding,

Following the completion of the merger Relay intends to merge with Relay Sub with Relay being the surviving corporation. Relay intends to then change its name to XLR Medical Corp.

Closing of the transaction will occur on or before August 31, 2004 subject to completion of a due diligence investigation by the parties and performance of the terms and conditions of the Agreement.

ITEM 7. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of August, 2004.

RELAY MINES LIMITED

BY:	/s/ Carlo Civelli,
Carlo Civelli, President, Principal Executive Officer,
Treasurer, Principal Financial Officer and a member of the Board of Directors